PE Corporation
761 Main Avenue
Norwalk, CT 06859-0199

                                                     November 30, 1999

PE Corporation
761 Main Avenue
Norwalk, CT 06859-0001

Ladies and Gentlemen:

         This opinion is being rendered in connection with the preparation and filing by PE Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed sale of up to 1,000,000 shares of PE Corporation - PE Biosystems Group Common Stock, par value $.01 per share (the "PE Biosystems Shares"), and up to 600,000 shares of PE Corporation - Celera Genomics Group Common Stock, par value $.01 per share (the "Celera Shares" and, together with the PE Biosystems Shares, the "Shares"), of the Company pursuant to the PE Corporation 1999 Employee Stock Purchase Plan (the "Plan").

         For purposes of the opinion expressed herein, I have conducted such investigations of law and fact as I have deemed necessary or appropriate.

         Based upon the foregoing, I am of the opinion that, assuming that there shall have been compliance with the applicable provisions of the Securities Act and of state securities or "blue sky" laws and that the consideration received for the Shares is not less than the par value thereof, upon the issuance and delivery of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         No opinion is expressed with respect to the laws of any jurisdiction other than the United States of America and the General Corporation Law of the State of Delaware.

         I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement, and any amendments thereto filed in connection with the Plan.

                                                     Very truly yours,

                                                     /s/ Thomas P. Livingston

                                                     Thomas P. Livingston
                                                     Assistant Secretary